Exhibit 10.3

MAGMA DESIGN AUTOMATION, INC.

2001 STOCK INCENTIVE PLAN

NOTICE OF RESTRICTED SHARE AWARD

(Executive Officers)

You have been granted an award of Restricted Shares of Common Stock of Magma Design Automation, Inc. (the “Company”) under the Company’s 2001 Stock Incentive Plan (the “Plan”) on the following terms:

1.	Name of Grantee:	____________________________________________________

2.	Total Number of Restricted Shares Awarded:	____________________________________________________

3.	Fair Market Value per Restricted Share:	$___________________________________________________

4.	Total Fair Market Value of Award:	$___________________________________________________

5.	Purchase Price per Restricted Share:	$___________________________________________________

6.	Total Purchase Price for all Restricted Shares:	$___________________________________________________

7.	Date of Award:	____________________________________________________

8.	Vesting Commencement Date:	____________________________________________________

9.	Vesting Schedule:

[Vesting schedule to be provided here.]

[Notwithstanding the foregoing vesting schedule, the Shares shall be subject to acceleration as provided for in Section 8 hereof.]

By your signature and the signature of the Company’s representative below, you and the Company agree that the Award of Restricted Shares is governed by the terms and conditions of the Plan and the Restricted Share Agreement, which is attached hereto.

MAGMA DESIGN AUTOMATION, INC.

By:

Its:

RECIPIENT:

Signature___________________________________

Please Print Name___________________________

MAGMA DESIGN AUTOMATION, INC.

2001 Stock Incentive Plan

RESTRICTED SHARE AGREEMENT

(Executive Officers)

THIS RESTRICTED SHARE AGREEMENT (this “Agreement”) is made as of                                     , 20     by and between Magma Design Automation, Inc., a California corporation (the “Company”), and                                                               (“Purchaser”) pursuant to the Company’s 2001 Stock Incentive Plan (the “Plan”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Plan.

1. Sale of Stock. Subject to the terms and conditions of this Agreement, on the Purchase Date (as defined below) the Company will issue and sell to Purchaser, and Purchaser agrees to purchase from the Company,                      Shares at a purchase price of $                     per Share for a total purchase price of $                                    . The per Share purchase price of the Shares shall be not less than the par value of the Shares as of the date of the offer of such Shares to the Purchaser. The term “Shares” refers to the purchased Shares and all securities received in replacement of or in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.

2. Time and Place of Exercise. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the parties, or on such other date as the Company and Purchaser shall agree (the “Purchase Date”). On the Purchase Date, the Company will deliver to Purchaser a certificate representing the Shares to be purchased by Purchaser (which shall be issued in Purchaser’s name) against payment of the purchase price therefor by Purchaser by (a) check made payable to the Company, (b) cancellation of indebtedness of the Company to Purchaser, or (c) a combination of the foregoing.

3. Restrictions on Resale. By signing this Agreement, Purchaser agrees not to sell any Shares acquired pursuant to the Plan and this Agreement at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise or sale. This restriction will apply as long as Purchaser is providing Service to the Company or a Subsidiary of the Company.

4. Restrictive Legends and Stop Transfer Orders.

4.1 Legends. The certificate or certificates representing the Shares shall bear the following legend (as well as any legends required by applicable state and federal corporate and securities laws):

THE SHARE REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS Of AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

4.2 Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

4.3 Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as the owner or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

5. No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Purchaser’s employment, for any reason, with or without cause.

6. Market Standoff Agreement. Upon request of the Company or the underwriters managing any underwritten public offering of the Company’s securities, Purchaser agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute such agreement reflecting the foregoing as may be requested by the underwriters at the time of the underwritten public offering.

7. Miscellaneous.

7.1 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

7.2 The Plan and Other Agreements; Enforcement of Rights. The text of the Plan and the Notice of Restricted Share Award to which this Agreement is attached are incorporated into this Agreement by reference. This Agreement, the Plan and the Notice of Restricted Share Award to which this Agreement is attached constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Restricted Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

7.3 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i)such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

7.4 Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

7.5 Notices. Any notice to be given under the terms of the Plan shall be addressed to the Company in care or its principal office, and any notice to be given to the Purchaser shall be addressed to such Purchaser at the address maintained by the Company for such person or at such other address as the Purchaser may specify in writing to the Company.

7.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall he deemed an original and all of which together shall constitute one instrument.

7.7 Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of., and be enforceable by, the Company’s successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

8. Acceleration Upon Change in Control. Upon a Change of Control (as defined in the Plan), 25% of the remaining unvested Shares shall immediately vest. Further, in the event of your Involuntary Termination (as defined below) prior to the first anniversary of the Change of Control, 50% of the then remaining unvested Shares shall immediately vest, provided that such acceleration would not result in the underlying options becoming subject to variable cost accounting or in any other adverse accounting effects. “Involuntary Termination” shall mean any termination without Cause (as defined below) as well as any instance of “Constructive Termination.” “Constructive Termination” shall be deemed to occur when the only position available at the successor or surviving company entails (i) a relocation of more than 50 miles, (ii) a reduction in base pay, or (iii) a unilateral change by the successor or surviving company (or its parent) in your duties to non-executive level duties; provided, however, that your duties shall not be deemed non-executive if they involve duties as to the Magma division or subsidiary of the successor or surviving company (or its parent) that are comparable in scope to your duties at the Company immediately prior to the related Change of Control. For purposes of this section, “Cause” shall mean (i) continued failure to perform substantially your duties, which standard of duties shall be referenced to the standards set by the Company at the date of this Agreement (other than as a result of sickness, accident or similar cause beyond your reasonable control) after receipt of a written warning and your being given thirty (30) days to cure the failure; (ii) willful misconduct or gross negligence, which is demonstrably injurious to the Company or any of its subsidiaries, including without limitation willful or grossly negligent failure to perform your material duties as an officer or employee of the Company or any of its subsidiaries or a material breach of this Agreement, your employment agreement (if any) or your Proprietary Information and Inventions Agreement with the Company; (iii) conviction of or plea of nolo contendere to a felony; or (iv) commission of an act of fraud against, or the misappropriation of property belonging to, the Company or any affiliated company, employee, customer or supplier of the Company.

[Signature Page follows.]

The parties have executed this Agreement as of the date first set forth above.

MAGMA DESIGN AUTOMATION, INC.

By:

Its:

RECIPIENT:

(Signature)

(Please Print Name)

I,                                                  , spouse of                                                  , have read and hereby approve the foregoing Agreement. In consideration of the Company’s granting my spouse the right to purchase the Shares set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or other such interest shall be similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Spouse of __________________________________

RECEIPT

Magma Design Automation, Inc. hereby acknowledges receipt of (check as applicable):

☐ A check in the amount of $

☐ The cancellation of indebtedness in the amount of $

given by                                                   as consideration for Certificate No. CS-                 for                              shares of Common Stock of Magma Design Automation, Inc.

Dated:

MAGMA DESIGN AUTOMATION, INC.

By:

Its:

RECEIPT AND CONSENT

The undersigned hereby acknowledges receipt of a photocopy of Certificate No. CS-                 for                                      shares of Common Stock of Magma Design Automation, Inc. (the “Company”)

The undersigned further acknowledges that the Secretary of the Company, or his or her designee, is acting as escrow holder pursuant to the Restricted Shares Agreement that Purchaser has previously entered into with the Company. As escrow holder, the Secretary of the Company, or his or her designee, holds the original of the aforementioned certificate issued in the undersigned’s name.

Dated:

Signature

Please Print Name